                                   EXHIBIT 11

                                CLX ENERGY, INC.
                   Computation of Net Income (Loss) Per Share


                                                      Year ended
                                                     September 30,
                                                -----------------------
                                                   2003        2002
                                                ----------  -----------

Income (loss) before cumulative effect of
  accounting change                             $   66,245  (  368,855)

Cumulative effect of accounting change                   -           -
                                                ----------  -----------

Net income (loss)                               $  (10,620) (  368,855)
                                                ==========  ===========

Weighted average number of common
  shares outstanding                             2,631,936   2,631,936

Common equivalent shares
  representing shares issuable
  upon exercise of outstanding
  dilutive options                                       -           -
                                                ----------  -----------

                                                 2,631,936   2,631,936
                                                ==========  ===========

 Net income (loss) per share
    Basic:
       Income (loss) before cumulative
         effect of accounting change            $     0.02  (     0.14)
       Cumulative effect of accounting change            -           -
                                                ----------  -----------

       Net income (loss)                        $     0.02        0.14)
                                                ==========  ===========

    Diluted:
       Income (loss) before cumulative
         effect of accounting change            $     0.02  (     0.14)
       Cumulative effect of accounting change            -           -
                                                ----------  -----------

       Net income (loss)                        $     0.02  (     0.14)
                                                ==========  ===========